Exhibit 3.02

ROSS MILLER
Secretary of State                                        Document Number
254 Norht Carson Street, Ste 1                            20090733718-00
Carson City, Nevada 89701-4299                            Filing Date and Time
(776) 684 5708                                            10/08/2009 4:30 PM
Website: www.nvsos.gov                                    Entity #
                                                          E0094602007-5

    Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)                       Filed in the office of
                                                          /s/ Ross Miller
                                                          Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of Corporation:

NORTH AMERICAN GOLD & MINERALS FUND

2. The articles have been amended as follows (provide article numbers, if available):

The Capital Stock shall consist of 450,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.




3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 71.4% of the voting power

4. Effective date of filing (optional): 10/12/09
                  (must be no later than 90 days after the certificate is filed)


5. Signature: (Required)

X  /s/ Ronald Yadin Lowenthal
-----------------------------------------
Signature of Officer

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.